                                                                   EXHIBIT 4(h)

                              CERTIFICATE OF TRUST


     The undersigned, the trustees of AHL Financing, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq., hereby certify as follows:

               (a) The name of the business trust being formed hereby (the "Trust") is "AHL Financing."

               (b) The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware is as follows:

                   First Chicago Delaware Inc.
                   300 King Street
                   Wilmington, DE 19801

               (c) This Certificate of Trust shall be effective as of the date of filing.


Dated: March 20, 1997
             --



                                             /s/T. O'Neal Douglas
                                             -----------------------------
                                             Name:     T. O'Neal Douglas
                                             Title:    Regular Trustee



                                             /s/ C. Richard Morehead
                                             -----------------------------
                                             Name:     C. Richard Morehead
                                             Title:    Regular Trustee



                                             FIRST CHICAGO DELAWARE INC.,
                                                      as Trustee



                                             By:/s/Richard D. Manella
                                                -------------------------
                                                Name:  Richard D. Manella
                                                Title: Vice President